Exhibit 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Record 2015 Earnings;
Seventh Consecutive Year of Double-Digit Asset Gathering

Record Diluted Earnings per Share of $1.49, up 5% Year-Over-Year
Record Net Revenues of $3.2B, up 4% Year-Over-Year
Record Net New Client Assets of $63B, 10% Annualized Growth Rate

OMAHA, Neb., October 27, 2015 – TD Ameritrade Holding Corporation (NYSE: AMTD) has released results for fiscal 2015. The Company gathered approximately $63 billion in net new client assets, maintaining its industry-leading double-digit net new client asset growth rate for the seventh consecutive year.

The Company’s results for the fiscal year ended Sept. 30, 2015 include the following: (1)

•	Record $1.49 earnings per diluted share, on record net income of $813 million

•	Record net new client assets of approximately $63 billion, an annualized growth rate of 10 percent

•	Record average client trades per day of approximately 462,000, an activity rate of 7.1 percent

•	Record net revenues of $3.2 billion, 55 percent of which were asset-based

•	Record investment product fee revenue of $334 million, up 8 percent year-over-year

•	Record pre-tax income of $1.3 billion, or 40 percent of net revenues

•	Record EBITDA(2) of $1.5 billion, or 47 percent of net revenues

•	Record interest rate-sensitive assets(3) of $108 billion, up 8 percent year-over-year

•	Client assets of approximately $667 billion, up 2 percent year-over-year

“The story of 2015 is one of continued momentum and strength in nearly every area of our business,” said Fred Tomczyk, president and chief executive officer. “Strong trading and asset gathering have again helped us deliver growth in earnings, despite the continued low interest rate environment. We finished the year strong in trading, averaging a record 462,000 trades per day, as volatility returned to the markets in the fourth quarter. And, we gathered a record $63 billion in net new client assets, a double-digit growth rate for the seventh consecutive year. We will carry that momentum with us into fiscal 2016. We have a strong competitive position, an unrelenting client focus, and we remain well-aligned with the secular growth trends – which will serve to help us continue delivering strong organic growth and earnings.”

“Fiscal 2015 was a good year, with record earnings of $1.49 per diluted share, despite a prolonged near-zero interest rate environment. We also bought back nearly 11 million shares of our common stock, or 2 percent of outstanding shares. Building our long-term earnings power remains our focus, and with interest rate-sensitive assets now at a record $108 billion, we remain well-positioned for a rising rate environment,” said Steve Boyle, executive vice president and chief financial officer. “As we look ahead, our client-focused growth strategy will remain our utmost priority, with trading levels, balance growth and the interest rate environment being the primary drivers of our fiscal 2016 results. We will be disciplined on managing expenses, utilizing productivity savings to invest in future growth. We would expect that these efforts, combined with plans to return 60-to-80 percent of net income excluding amortization of intangible assets, will provide our shareholders with continued value and further enhance our results.”

Fourth Quarter 2015 Results
In addition, the Company has released its results for the quarter ended Sept. 30, 2015, which include the following: (1)

•	Net income of $216 million, or $0.40 per diluted share, up 5 percent year-over-year

•	Net new client assets of approximately $16 billion, an annualized growth rate of 9 percent

•	Average client trades per day of approximately 479,000, an activity rate of 7.3 percent

•	Record net revenues of $831 million, 55 percent of which were asset-based

•	Investment product fee revenue of $82 million, down 1 percent year-over-year

•	Pre-tax income of $347 million, or 42 percent of net revenues

•	EBITDA(2)of $405 million, or 49 percent of net revenues

•	Return on average stockholders’ equity (annualized) of 17 percent

Capital Management
During the 2015 fiscal year, the Company paid $326 million, or $0.60 per share, in cash dividends, which included four quarterly dividends of $0.15 per share. The Company also repurchased approximately 11 million shares of its common stock.

The Company has declared a $0.17 per share quarterly cash dividend, an increase of 13 percent year-over-year, payable on Nov. 24, 2015 to all holders of record of common stock as of Nov. 10, 2015.

Fiscal 2016 Outlook
The Company has also released its outlook for the 2016 fiscal year, which reflects expected earnings of $1.45 to $1.75 per diluted share for its 2016 fiscal year.

More information on the fiscal 2016 forecast is available through the Company’s Outlook Statement, located in the “Financials & reports” section of its corporate web site, www.amtd.com.

Company Hosts Conference Call
TD Ameritrade will host its September Quarter conference call this morning, Oct. 27, 2015, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 855-238-2333. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available beginning at 10:30 a.m. EDT (9:30 a.m. CDT) on Oct. 27, 2015 by dialing 877-344-7529 and entering the Conference ID 10072134. The replay will be available until 9:00 a.m. EDT (8:00 a.m. CDT) on Nov. 4, 2015. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Wednesday, Oct. 28, 2015.

Information about the Company’s corporate events, including earnings conference calls and webcasts, can be found by visiting www.amtd.com and clicking on “Investor Relations” and “Presentations & Events.” Click on the date of the event to access all pertinent links and resources. A high speed Internet connection is required in order to view the webcast.

The Company asks that interested parties visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The Company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NYSE: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. An official sponsor of the 2016 U.S. Olympic and Paralympic Teams, as well as an official sponsor of the National Football League, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at http://freshaccounts.amtd.com.

Source: TD Ameritrade Holding Corporation

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 21, 2014 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2See attached reconciliation of non-GAAP financial measures.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of Sept. 30, 2015.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$364	$328	$332	$1,401	$1,351
Asset-based revenues:
Insured deposit account fees	218	209	208	839	820
Net interest revenue	155	156	159	622	581
Investment product fees	82	85	83	334	309
Total asset-based revenues	455	450	450	1,795	1,710
Other revenues	12	16	13	51	62
Net revenues	831	794	795	3,247	3,123
Operating expenses:
Employee compensation and benefits	199	202	195	807	760
Clearing and execution costs	39	36	36	148	134
Communications	32	31	31	125	116
Occupancy and equipment costs	42	40	41	163	156
Depreciation and amortization	22	23	23	91	95
Amortization of acquired intangible assets	23	22	23	90	90
Professional services	39	43	38	159	155
Advertising	49	54	45	248	250
Other	26	18	25	91	82
Total operating expenses	471	469	457	1,922	1,838
Operating income	360	325	338	1,325	1,285
Other expense (income):
Interest on borrowings	13	13	6	43	25
Gain on sale of investments	—	(7)	(10)	(7)	(10)
Other	—	—	—	1	—
Total other expense (income)	13	6	(4)	37	15
Pre-tax income	347	319	342	1,288	1,270
Provision for income taxes	131	122	131	475	483
Net income	$216	$197	$211	$813	$787
Earnings per share - basic	$0.40	$0.36	$0.39	$1.50	$1.43
Earnings per share - diluted	$0.40	$0.36	$0.38	$1.49	$1.42
Weighted average shares outstanding - basic	541	544	547	543	550
Weighted average shares outstanding - diluted	545	547	551	547	554
Dividends declared per share	$0.15	$0.15	$0.12	$0.60	$0.98

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Sept. 30, 2015	Sept. 30, 2014
Assets:
Cash and cash equivalents	$1,978	$1,460
Segregated cash and investments	6,305	5,116
Broker/dealer receivables	862	1,108
Client receivables, net	12,770	11,639
Goodwill and intangible assets	3,128	3,218
Other	1,332	1,288
Total assets	$26,375	$23,829
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,707	$2,421
Client payables	16,027	14,497
Notes payable	—	150
Long-term debt	1,800	1,099
Other	938	914
Total liabilities	21,472	19,081
Stockholders' equity	4,903	4,748
Total liabilities and stockholders' equity	$26,375	$23,829

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Key Metrics:
Net new assets (in billions)	$16.2	$11.7	$13.4	$63.0	$53.4
Net new asset growth rate (annualized)	9%	7%	8%	10%	10%
Average client trades per day	478,776	433,759	402,638	461,541	426,888
Profitability Metrics:
Operating margin	43.3%	40.9%	42.5%	40.8%	41.1%
Pre-tax margin	41.8%	40.2%	43.0%	39.7%	40.7%
Return on average stockholders' equity (annualized)	17.4%	15.9%	17.8%	16.7%	16.8%
EBITDA(1) as a percentage of net revenues	48.7%	47.5%	49.6%	46.6%	47.4%
Liquidity Metrics:
Interest on borrowings (in millions)	$13	$13	$6	$43	$25
Interest coverage ratio (EBITDA(1)/interest on borrowings)	31.2	29.0	65.7	35.2	59.2
Liquid assets available for corporate investing and financing activities(1) (in billions)	$0.5	$0.6	$0.8	$0.5	$0.8
Cash and cash equivalents (in billions)	$2.0	$2.2	$1.5	$2.0	$1.5
Transaction-Based Revenue Metrics:
Total trades (in millions)	30.6	27.3	25.6	115.8	106.9
Average commissions and transaction fees per trade	$11.89	$11.99	$12.97	$12.09	$12.62
Average client trades per funded account (annualized)	18.2	16.7	16.1	17.9	17.4
Activity rate - funded accounts	7.3%	6.7%	6.4%	7.1%	6.9%
Trading days	64.0	63.0	63.5	251.0	250.5
Order routing revenue (in millions)	$76	$71	$77	$299	$304
Spread-Based Asset Metrics:
Average insured deposit account balances (in billions)	$78.2	$74.8	$73.6	$75.7	$72.9
Average interest-earning assets (in billions)	21.6	20.5	19.3	20.2	18.6
Average spread-based balance (in billions)	$99.8	$95.3	$92.9	$95.9	$91.5
Insured deposit account fee revenue (in millions)	$218	$209	$208	$839	$820
Net interest revenue (in millions)	155	156	159	622	581
Spread-based revenue (in millions)	$373	$365	$367	$1,461	$1,401
Avg. annualized yield - insured deposit account fees	1.09%	1.10%	1.11%	1.09%	1.11%
Avg. annualized yield - interest-earning assets	2.81%	3.02%	3.23%	3.03%	3.09%
Net interest margin (NIM)	1.46%	1.51%	1.55%	1.50%	1.51%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.7	$5.6	$5.5	$5.6	$5.3
Average annualized yield	0.02%	0.00%	0.00%	0.01%	0.00%
Fee revenue (in millions)	$0	$0	$0	$0	$0
Market fee-based investment balances:
Average balance (in billions)	$151.4	$155.7	$138.5	$150.5	$131.4
Average annualized yield	0.21%	0.22%	0.23%	0.22%	0.23%
Fee revenue (in millions)	$82	$85	$83	$334	$309
Average fee-based investment balances (in billions)	$157.1	$161.3	$144.0	$156.1	$136.7
Average annualized yield	0.20%	0.21%	0.23%	0.21%	0.22%
Investment product fee revenue (in millions)	$82	$85	$83	$334	$309
(1) See attached reconciliation of non-GAAP financial measures.
NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,551,000	6,467,000	6,237,000	6,301,000	5,993,000
Funded accounts (end of period)	6,621,000	6,551,000	6,301,000	6,621,000	6,301,000
Percentage change during period	1%	1%	1%	5%	5%
Client assets (beginning of period, in billions)	$702.3	$695.3	$650.2	$653.1	$555.9
Client assets (end of period, in billions)	$667.4	$702.3	$653.1	$667.4	$653.1
Percentage change during period	(5)%	1%	0%	2%	17%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.1	$4.0	$5.3	$4.7	$5.3
Average annualized yield	0.08%	0.11%	0.13%	0.11%	0.13%
Interest revenue (in millions)	$1	$1	$2	$5	$7
Client margin balances:
Average balance (in billions)	$12.6	$12.5	$11.2	$12.1	$10.5
Average annualized yield	3.57%	3.56%	3.69%	3.60%	3.81%
Interest revenue (in millions)	$115	$112	$105	$443	$405
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.9	$1.0	$1.1	$0.9	$1.1
Average securities lending balance (in billions)	$2.4	$2.2	$2.4	$2.3	$2.5
Net interest revenue - securities borrowing/lending (in millions)	$39	$43	$52	$174	$169
Other cash and interest-earning investments:
Average balance (in billions)	$3.0	$3.0	$1.7	$2.5	$1.7
Average annualized yield	0.03%	0.03%	0.05%	0.04%	0.07%
Interest revenue - net (in millions)	$0	$0	$0	$1	$1
Client credit balances:
Average balance (in billions)	$13.3	$12.2	$11.8	$12.4	$11.2
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)	$(1)	$(1)
Average interest-earning assets (in billions)	$21.6	$20.5	$19.3	$20.2	$18.6
Average annualized yield	2.81%	3.02%	3.23%	3.03%	3.09%
Net interest revenue (in millions)	$155	$156	$159	$622	$581

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2015		June 30, 2015		Sept. 30, 2014		Sept. 30, 2015		Sept. 30, 2014
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$405	48.7%	$377	47.5%	$394	49.6%	$1,512	46.6%	$1,480	47.4%
Less:
Depreciation and amortization	(22)	(2.6)%	(23)	(2.9)%	(23)	(2.9)%	(91)	(2.8)%	(95)	(3.0)%
Amortization of acquired intangible assets	(23)	(2.8)%	(22)	(2.8)%	(23)	(2.9)%	(90)	(2.8)%	(90)	(2.9)%
Interest on borrowings	(13)	(1.6)%	(13)	(1.6)%	(6)	(0.8)%	(43)	(1.3)%	(25)	(0.8)%
Provision for income taxes	(131)	(15.8)%	(122)	(15.4)%	(131)	(16.5)%	(475)	(14.6)%	(483)	(15.5)%
Net income	$216	26.0%	$197	24.8%	$211	26.5%	$813	25.0%	$787	25.2%

	As of
	Sept. 30, 2015	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Liquid Assets Available for Corporate Investing and Financing Activities (2)
Liquid assets available for corporate investing and financing activities	$530	$581	$740	$731	$762
Plus: Non-corporate cash and cash equivalents	909	1,116	662	1,519	1,162
Corporate liquidity maintained for operational contingencies	750	750	750	—	—
Less: Corporate short-term investments	—	—	(501)	—	—
Excess broker-dealer regulatory net capital	(211)	(214)	(371)	(373)	(464)
Cash and cash equivalents	$1,978	$2,233	$1,280	$1,877	$1,460
Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company's senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) corporate cash and cash equivalents and short-term investments, excluding $750 million that is being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer and futures commission merchant subsidiaries under intercompany credit agreements and (b) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets available for corporate investing and financing activities is based on more conservative measures of broker-dealer net capital than regulatory requirements because we generally manage to higher levels of net capital at the broker-dealer subsidiaries than the regulatory thresholds require.